UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material under § 240.14a-12

MAJESCO

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Majesco
412 Mount Kemble Ave, Suite 110C
Morristown, NJ 07960

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON August 16, 2016

To the Shareholders of Majesco:
The 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) of Majesco, a California corporation (the “Company,” “we,” “us,” or “our”), will be held on Tuesday, August 16, 2016, at 11:00 a.m. (Eastern Time) at the principal executive offices of the Company located at 412 Mt. Kemble Ave., Suite 110C, Morristown, NJ 07960, for the following purposes:
1.
To elect members of the board directors to serve for a one-year term to expire at the 2017 annual meeting of shareholders;

2.
To ratify the selection of MSPC Certified Public Accountants and Advisors, P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2017; and

3.
To transact such other business as may properly be brought before the 2016 Annual Meeting or any adjournment or postponement thereof.

Our Board unanimously recommends that you vote “FOR” the election of our Board’s director nominees (Proposal 1) and “FOR” the proposal to ratify MSPC Certified Public Accountants and Advisors, P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2017 (Proposal 2).
Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about July 1, 2016, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record on our books at the close of business on June 22, 2016, the record date for the 2016 Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.
If you are a shareholder of record, you may vote in one of the following ways:
•
Vote over the Internet, by going to www.voteproxy.com (have your Notice or proxy card in hand when you access the website);

•
Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or

•
Vote in person at the 2016 Annual Meeting.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.
Whether or not you plan to attend the 2016 Annual Meeting in person, we urge you to take the time to vote your shares. This proxy statement and the form of proxy card are being mailed to shareholders on or about July 1, 2016.
By Order of the Board of Directors,

Ketan Mehta
President and Chief Executive Officer
Morristown, NJ
July 1, 2016

i

Majesco
412 Mount Kemble Ave, Suite 110C
Morristown, NJ 07960

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 16, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING TO BE HELD ON Tuesday, August 16, 2016
Copies of this proxy statement, the form of proxy card and the Annual Report for the fiscal year ended March 31, 2016 (the “2016 Annual Report”) are available without charge at http://www.astproxyportal.com/ast/20143/, by telephone at 888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers), or by notifying our Corporate Secretary, in writing, at Majesco, 412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960.
The board of directors (“Board”) of Majesco (“Company,” “we,” “us,” or “our”) is soliciting the enclosed proxy for use at its 2016 annual meeting of shareholders (the “2016 Annual Meeting”) to be held at the principal executive offices of the Company, 412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960, on August 16, 2016 at 11:00 a.m. (Eastern Time).
On July 1, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders (other than those who previously requested electronic or paper delivery of proxy materials), directing shareholders to a website where they can access our proxy materials, including this proxy statement and the 2016 Annual Report, and view instructions on how to vote. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.
EXPLANATORY NOTE
We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company and a smaller reporting company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 and the Securities Exchange Act of 1934 as amended (the “Exchange Act”). As a result of being an emerging growth company and a smaller reporting company, we are not required to (i) conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted or of golden parachute payments not previously approved, or (ii) provide pay for performance, compensation ratio and compensation committee interlocks disclosures or a compensation discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the preceding three-year period; and (iv) March 31, 2021. We will remain a “smaller reporting company” until such time as our public float as of the last business day of our most recently completed second fiscal quarter is at least $75 million.

FREQUENTLY ASKED QUESTIONS
The following questions and answers present important information pertaining to the 2016 Annual Meeting:
Q:
Why are we holding the 2016 Annual Meeting?

A:
As a matter of good corporate practice, and in compliance with applicable corporate law and the NYSE MKT Company Guide (the “NYSE MKT Listing Rules”) of the NYSE MKT (“NYSE MKT”), we hold a meeting of shareholders annually. This year’s meeting will be held on August 16, 2016. There will be at least two items of business that must be voted on by our shareholders at the 2016 Annual Meeting, and our Board is seeking your proxy to vote on these items. This proxy statement contains important information about us and the matters that will be voted on at the 2016 Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.

Q:
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our 2016 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which is being mailed to our shareholders on or about July 1, 2016, will instruct you as to how you may access and review all of the proxy materials over the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:
Who is entitled to vote?

A:
Only shareholders of record as of the close of business on June 22, 2016 (the “Record Date”) will be entitled to notice of, and to vote at, the 2016 Annual Meeting. A list of shareholders eligible to vote at the 2016 Annual Meeting is available for inspection at any time up to the 2016 Annual Meeting. If you would like to inspect the list, please call our Corporate Secretary at (973) 461-5200 to arrange a visit to our offices.

Q:
How many shares of common stock can vote?

A:
There were 36,451,357 shares of common stock issued and outstanding as of the close of business on the Record Date. Each shareholder entitled to vote at the 2016 Annual Meeting may cast one vote for each share of common stock owned by him, her or it which has voting power upon each matter considered at the 2016 Annual Meeting.

Q:
What may I vote on?

A:
You may vote on the following matters:

1.
the election of members of the Board to serve for a one-year term to expire at the 2017 annual meeting of shareholders;

2.
the ratification of the selection of MSPC Certified Public Accountants and Advisors, P.C. (“MSPC”) as our independent registered public accounting firm for the fiscal year ending March 31, 2017; and

3.
any other business that may properly come before the 2016 Annual Meeting and any adjournment or postponement thereof.

Q:
Will any other business be presented for action by shareholders at the 2016 Annual Meeting?

A:
Management knows of no business that will be presented at the 2016 Annual Meeting other than Proposals 1 and 2. If any other matter properly comes before the 2016 Annual Meeting, the persons named as proxies in the proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter.
Q:
How does the Board recommend that I vote on each of the proposals?

A:
Our Board recommends a vote “FOR” the director nominees (Proposal 1), and “FOR” the ratification of MSPC as our independent registered public accounting firm (Proposal 2).

Q:
How do I vote my shares?

A:
The answer depends on whether you own your shares of common stock directly (that is, you hold shares that show your name as the registered shareholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own your shares directly (i.e., you are a “registered shareholder”): your proxy is being solicited directly by us, and you can vote by mail, over the Internet or you can vote in person if you attend the 2016 Annual Meeting.
If you wish to vote by mail, please do the following: (i) sign and date the proxy card, (ii) mark the boxes indicating how you wish to vote, and (iii) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” the director nominees, “FOR” the ratification of MSPC as our independent registered public accounting firm, and, in their discretion, on any other matter that properly comes before the 2016 Annual Meeting. Unsigned proxy cards will not be counted.
If you wish to vote over the Internet, you will find instructions on the proxy card that you should follow. There may be costs associated with electronic access, such as usage charges from Internet access providers that must be paid by the shareholder. The Internet voting procedures are designed to authenticate a shareholder’s identity to allow a shareholder to vote his, her or its shares and confirm that his, her or its instructions have been properly recorded. Voting over the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.
If you wish to vote in person at the meeting, written ballots will be passed out to anyone who wants to vote at the meeting.
If you hold your shares through a broker, bank or other nominee: If you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the 2016 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the 2016 Annual Meeting. A voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. Please refer to the instructions provided with your voting instruction card for information about voting. See also “Will my shares be voted if I do not return my proxy?” below.
Q:
What is a proxy?

A:
A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Farid Kazani, our Chief Financial Officer, and Lori Stanley, our General Counsel and Corporate Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the 2016 Annual Meeting in person, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q:
Will my shares be voted if I do not return my proxy?

A:
If your shares are registered directly in your name, your shares will not be voted if you do not vote by returning your proxy by mail, over the Internet or by ballot at the 2016 Annual Meeting.

If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not timely return your voting instructions. Brokers can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.
Proposal 1, election of directors, is a non-discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.
Proposal 2, ratification of the selection of our independent registered public accounting firm, is considered a discretionary matter, and your brokerage firm will be able to vote on this proposal even if it does not timely receive instructions from you, so long as it holds your shares in its name. We encourage you to timely provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the 2016 Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions to them.
Q:
What if I want to change my vote or revoke my proxy?

A:
If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2016 Annual Meeting. To do so, you must do one of the following:

1.
Vote over the Internet as instructed above. Only your latest Internet vote is counted. You may not revoke or change your vote over the Internet after 11:59 p.m., Eastern Time, on August 15, 2016.

2.
Sign a new proxy and submit it by mail to our Corporate Secretary who must receive the proxy card no later than August 15, 2016. Only your latest dated proxy will be counted.

3.
Attend the 2016 Annual Meeting and vote in person as instructed above. Attending the 2016 Annual Meeting alone will not revoke your Internet vote or proxy submitted by mail, as the case may be.

4.
Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm, or other nominee. You may also vote in person at the 2016 Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a broker’s proxy as described in the answer to the question “How do I vote my shares?” above.
Q:
What is a quorum?

A:
The holders of a majority of the 36,451,357 shares of common stock outstanding as of the Record Date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the 2016 Annual Meeting. If you choose to have your shares represented by proxy at the 2016 Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the 2016 Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the 2016 Annual Meeting until a quorum is present.

Q:
What vote is required to approve each matter and how are votes counted?

A:
Proposal 1 — Election of Directors

Under our bylaws, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present is required for the election of directors in an uncontested election (which is the case in this election). With respect to Proposal 1, you may vote FOR, AGAINST or

ABSTAIN with respect to each director nominee. Any nominee receiving more votes FOR than AGAINST will be elected. If you ABSTAIN, your shares will be counted as present and entitled to vote for purposes of establishing a quorum but will not be counted for purposes of determining the number of votes cast. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or AGAINST any nominee. As a result, such “broker non-votes” or voting to ABSTAIN will have no effect on the outcome of Proposal 1.
Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm
With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN. To approve Proposal 2, the votes cast FOR the ratification must exceed the votes cast AGAINST the ratification. Proposal 2 is considered a discretionary matter. If your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 2.
Although shareholder approval of our audit committee’s selection of MSPC as our independent registered public accounting firm for the fiscal year ending March 31, 2017 is not required, we believe that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved at the 2016 Annual Meeting, the audit committee will reconsider its selection of MSPC as our independent registered public accounting firm for the fiscal year ending March 31, 2017.
Q:
What if additional proposals are presented at the 2016 Annual Meeting?

A:
We do not intend to bring any other matter for a vote at the 2016 Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the 2016 Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

Q:
Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?

A:
Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our non-employee directors will receive compensation for their service as described later in this Proxy Statement under the heading “Proposal 1: Election of Directors — Corporate Governance — Compensation of Non-Employee Directors.”

Q:
How many shares do the affiliates, directors and officers of the Company beneficially own, and how do they plan to vote their shares?

A:
Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately 1.77% of our outstanding common stock, and our two largest shareholders Majesco Limited which owned of record as of the Record Date 25,530,125 shares of our common stock, and Mastek (UK) Limited which owned of record as of the Record Date 5,044,875 shares of our common stock (or approximately 83.88% in the aggregate of our outstanding common stock) are expected to vote, or direct the voting of their shares, in favor of the election of the seven director nominees set forth in this proxy statement, and in favor of the ratification of the selection of MSPC as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

Q:
Who will count the votes?

A:
Our inspector of elections, American Stock Transfer & Trust Company, LLC, will count the votes cast by proxy and the votes cast in person at the 2016 Annual Meeting.

Q:
Who can attend the 2016 Annual Meeting?

A:
All shareholders are invited to attend the 2016 Annual Meeting.

Q:
Are there any expenses associated with collecting the shareholder votes?

A:
We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our shareholders. We do not anticipate hiring an agency to solicit votes from shareholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Our officers and other employees may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:
Where can you find the voting results?

A:
Voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the 2016 Annual Meeting.

Q:
Who is our Independent Registered Public Accounting Firm, and will they be represented at the 2016 Annual Meeting?

A:
MSPC served as our independent registered public accounting firm for the fiscal year ended March 31, 2016 and audited our financial statements for such fiscal year as of March 31, 2016. MSPC has been selected by the audit committee to serve in the same role and to provide the same services for the fiscal year ending March 31, 2017. We expect that one or more representatives of MSPC will be present at the 2016 Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the 2016 Annual Meeting.

Q:
How do I obtain an Annual Report on Form 10-K?

A:
If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 that we filed with the SEC, we will send you one without charge. Please write to:

Majesco
412 Mount Kemble Ave, Suite 110C
Morristown, NJ 07960
Attn: Investor Relations
All of our SEC filings are also available free of charge under the heading “SEC Filings” in the “Investors” section of our website at www.majesco.com.

PROPOSAL 1:
ELECTION OF DIRECTORS
Our Board currently consists of seven directors, and their terms will expire at the 2016 Annual Meeting. Directors are elected at the annual meeting of shareholders each year and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our articles of incorporation and bylaws, vacancies on our Board (including vacancies created by the removal of any director) may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. Pursuant to the General Corporation Law of the State of California, the term of office of a director elected by our Board to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. Once the appointed director receives the requisite shareholder vote at the annual meeting, he or she will serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.
Dr. Arun K. Maheshwari and Messrs. Earl Gallegos, Ketan Mehta, Sudhakar Ram, Atul Kanagat, Steven R. Isaac and Robert P. Restrepo, Jr. have each been nominated to serve as directors and have agreed to stand for election. If the nominees are elected at the 2016 Annual Meeting, then each nominee will serve for a one-year term expiring at the 2017 annual meeting of shareholders and until his successor is duly elected and qualified.
Under our bylaws, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present is required for the election of directors in an uncontested election (which is the case in this election). With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Any nominee receiving more votes FOR than AGAINST will be elected. If you ABSTAIN, your shares will be counted as present and entitled to vote for purposes of establishing a quorum but will not be counted for purposes of determining the number of votes cast. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or AGAINST any nominee. As a result, such “broker non-votes” or voting to ABSTAIN will have no effect on the voting on Proposal 1.
If no contrary indication is made, proxies are to be voted “FOR” Dr. Maheshwari and Messrs. Gallegos, Mehta, Ram, Kanagat, Isaac and Restrepo, or, in the event that any such individual is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.
Recommendation of our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES AT THE 2016 ANNUAL MEETING.
Nominees for Election to the Board
Nominee	Age	Position	Director Since
Dr. Arun K. Maheshwari	71	Chairman of the Board	2015
Earl Gallegos	58	Director	2015
Ketan Mehta	57	President, Chief Executive Officer and Director	1992
Sudhakar Ram	55	Director	2015
Atul Kanagat	60	Director	2013
Steven R. Isaac	64	Director	2015
Robert P. Restrepo, Jr.	66	Director	2015

Nominees for Election to the Board for a Term Expiring at the 2017 Annual Meeting of Shareholders
Dr. Arun K. Maheshwari.   Dr. Maheshwari is the Chairman of Majesco and has served as a director and chairman of the Board of Majesco since January 2015. Dr. Maheshwari is currently serving as a director on the Board of Directors of Majesco Limited, a listed company in India and the majority stockholder of Majesco, since 2015. From 2012 until June 2015, Dr. Maheshwari served on the board of directors of Mastek Limited, a public limited company domiciled in, and organized under the laws of, India. From 2005 until his retirement in 2009, Dr. Maheshwari served as founder and President of Fiserv Global Services Group (“FGS”), a subsidiary of Fiserv, Inc. (“Fiserv”), a Fortune 500 company providing information management systems and services to the financial and insurance industries. FGS was established to develop offshore delivery centers offering services to Fiserv customers and grew rapidly under Dr. Maheshwari’s leadership to more than 2,000 employees within two years. Prior to FGS, Dr. Maheshwari founded and led CSC India, a subsidiary of Computer Sciences Corporation, as Founder President and Managing Director from 1996 to 2005. From 1985 to 1996, Dr. Maheshwari was a senior information technology and finance executive with Continental Insurance (now CNA), following service with Reliance Insurance as a senior information technology executive from 1981 to 1985. Earlier, Dr. Maheshwari specialized in strategy and information technology consulting at McKinsey & Company in New York City from 1977 to 1981. Dr. Maheshwari began his career with Tata Consultancy Services (“TCS”) in India, as a senior executive responsible for marketing, software development and management consulting and served as TCS’s first head of marketing and business development. He has previously served as a director of Fortegra Financial Corp., a NYSE-listed insurance product and services company, having stepped down in December 2014. He served as a director of Duck Creek Technologies (now Accenture), an insurance software firm, and has served as a director of Eagle Eye Analytics, a provider of predictive analytics software for the insurance industry. Dr. Maheshwari is active as a private investor, investing primarily in technology start-ups and real estate. Dr. Maheshwari holds a B.S. from Rajasthan University (Jaipur, India), a PGDM from the Indian Institute of Management (“IIM”) Calcutta, a M.S. in Computer Science from Stanford University, an M.B.A. from Columbia University and a Ph.D. from the Wharton School of Business at the University of Pennsylvania.
We believe that Dr. Maheshwari’s extensive experience and expertise in the insurance technology, information technology, business services and consulting sectors, as well as his educational background, qualify him to serve on our Board.
Earl Gallegos.   Earl Gallegos has served as a director of Majesco since the completion of our merger with Cover-All Technologies, Inc. (“Cover-All”) in June 2015. He has served as a member of the board of directors of Cover-All since March 1997, and as Chairman of the board of directors of Cover-All since January 2014. Mr. Gallegos is the principal of Earl Gallegos Management Corporation, a management consulting firm founded by him in 1994 specializing in the insurance and software industries. Mr. Gallegos was a founder of Peak Performance Solutions Inc., a privately held insurance technology firm. In 1997, Mr. Gallegos co-founded Regents Electronic Commerce Inc. (“REC”) with Steven R. Isaac. REC was founded to offer workers’ compensation electronic data interchange services and compliance reporting and was merged to form ecDataFlow.com Inc. (“ecDataFlow”) in 1999. ecDataFlow was merged with Bridium, Inc. (“Bridium”), a technology firm, in 2002. Mr. Gallegos has also served as a director of Zytalis Inc., an information technology professional services firm, from 1999 to 2006, Bridium from 1998 to 2003, Fidelity National Information Solutions, Inc., from 1997 to 2003, eGovNet, Inc., a government technology services firm, from 2002 to 2003, PracticeOne, Inc., a medical practice management software company, from 2002 to 2005, and Fidelity National Real Estate Solutions, a company specializing in real estate and banking technology, in 2003.
We believe that Mr. Gallegos’ lengthy insurance and technology industry experience and technology background, as well as his financial expertise, qualify him to serve on our Board.
Ketan Mehta.   Mr. Mehta has served as President of Majesco since 2000, as CEO of Majesco since July 2011 and as a member of our Board since 1992. Mr. Mehta co-founded Mastek Limited in 1982 and has served as a member of Mastek Limited’s board of directors since then. Mastek Limited is a public limited company domiciled in India whose equity shares are listed on the BSE Limited and the National Stock Exchange of India Limited. Majesco was a wholly-owned subsidiary of Mastek Limited prior to the de-merger in June 2015 of the insurance products and services business of Mastek Limited into Majesco

Limited. Mr. Mehta is a member of the Nomination and Remuneration Committee of Mastek Limited. During his tenure of over 32 years with Mastek Limited and its affiliates, Mr. Mehta has handled multiple functions including sales, delivery and general management. Mr. Mehta is the driving force behind the conceptualization and the execution of Majesco’s insurance strategy, including acquisition and integration of four insurance technology companies over the last nine years. Prior to that, Mr. Mehta also spearheaded Mastek Limited’s joint venture with Deloitte Consulting. Ketan holds a PGDM (MBA degree-equivalent) from IIM Ahmedabad.
We believe that Mr. Mehta’s extensive knowledge of Majesco and its operations as co-founder of Mastek Limited and his experience as a senior executive in the insurance technology industry qualify him to serve on our Board.
Sudhakar Ram.   Mr. Ram has served as a director of Majesco since the completion of our merger with Cover-All. Mr. Ram has served as Managing Director and Group CEO of Mastek Limited, responsible for consolidating growth in markets across the globe and leading initiatives in technology, applications, processes, customer deliveries and business development, since 2007. He is a co-founder of Mastek Limited and has served as a member of the board of directors of Mastek Limited since 1985. Mr. Ram has also handled the additional responsibilities of leading Mastek Limited’s business in the UK as CEO for Mastek (UK) Ltd. (“Mastek UK”) since 2013. Mr. Ram received CNBC Asia’s “India Business Leader of the Year” award in 2007. Before joining Mastek Limited, he was the CIO of Rediffusion Dentsu Young & Rubicam (part of the Young & Rubicam network held by WPP plc) from 1982 to 1984. He holds a Bachelor’s of Commerce from Chennai University and a PGDM from IIM Calcutta.
We believe that Mr. Ram’s extensive knowledge of Majesco and its operations as co-founder of Mastek Limited and experience as a senior executive in the insurance technology industry qualify him to serve on our Board.
Atul Kanagat.   Mr. Kanagat has served as a member of our Board since 2013. Mr. Kanagat has served as a non-executive director of Mastek Limited and of Mastek UK since 2013, and is a member of, among other committees, the Nomination and Remuneration Committee of Mastek Limited. Immediately prior to this, Mr. Kanagat served at Harman International Industries, Inc., an audio equipment manufacturer, as Vice President of Corporate Development from 2010 to 2011, responsible for leading all mergers and acquisitions and coordinating corporate strategy. Mr. Kanagat previously served at McKinsey & Company (“McKinsey”) as an Associate from 1982 to 1988, Partner from 1988 to 1994 and Director from 1994 to 2004 (including as Managing Director of the Seattle, WA office from 1995 – 2003). Prior to this, Mr. Kanagat spent five years in the audio industry and the national symphony orchestra industry in the United States, during which period he served as Vice President of Research at the League of American Orchestras from 2006 to 2009. Mr. Kanagat began his professional career at Unilever at its Indian subsidiary, Hindustan Lever Ltd. (1977 to 1980). Mr. Kanagat has also served on the board of directors of the Liberty Science Center in Jersey City, NJ, and the Seattle Symphony Orchestra, the Seattle Chamber of Commerce and the Fred Hutchinson Cancer Research Center in Seattle, WA. Mr. Kanagat earned a B. Tech. in Mechanical Engineering from the Indian Institute of Technology, Bombay, and an MBA from Harvard Business School.
We believe that Mr. Kanagat’s knowledge of the worldwide operations of Majesco and its affiliates, his experience in corporate strategy and mergers and acquisitions and his background as a former senior executive in the consulting industry qualify him to serve on our Board.
Steven R. Isaac.   Mr. Isaac has over 35 years of experience in the insurance and technology industries (public and private sectors). Mr. Isaac has served as a director of Majesco since the completion of our merger with Cover-All in June 2015 and as a director of Cover-All since 2014. Mr. Isaac served as the Senior Vice President, Risk Division, of Ebix, Inc., a NASDAQ-listed provider of on-demand software and e-commerce services to the insurance industry, from 2009 until May 2011. In 2004, Mr. Isaac co-founded Peak Performance Solutions, Inc., a privately held insurance technology firm, and served as its CEO until 2009. From 2002 to 2004 he served as the CEO of Bridium following the merger of ecDataFlow, a provider of business-to-business electronic commerce solutions, with Bridium in 2002. He co-founded ecDataFlow in 1999 in connection with the merger of REC with another company and served as ecDataFlow’s President and CEO until 2002. In 1997, Mr. Isaac co-founded REC with Earl Gallegos and served as REC’s President and CEO until 1999. He served as an Executive Vice President of Marketing Communications Sector at Cadmus Communications Corporation, a provider of integrated graphic communications services, from 1997 to 1999. Mr. Isaac served as COO of the Ohio Bureau of Workers Compensation from 1995 to 1997. Prior to that, Mr. Isaac served as Director of Electronic Data Systems Corp.’s Insurance Division from 1990 to 1995. Mr. Isaac has also served as a senior executive for three large P&C insurance companies: Merchants Insurance, Milwaukee Insurance and Sentry Insurance. He has led and managed over twenty acquisitions, mostly in the P&C insurance space. He served on the Kentucky Assigned Risk Pool Board, as a Board Member of the Property & Liability Resource Bureau, as a Board Member of the International Association of Industrial Accident Boards and Commissions, and as an Arbitrator for the American Insurance Arbitration Forum. Mr. Isaac currently serves on the board of directors of David Corporation. He is a graduate of Franklin University with a Bachelor’s degree in Business.
We believe that Mr. Isaac’s broad knowledge of the insurance technology industry and extensive experience managing acquisitions qualify him to serve on our Board.
Robert P. Restrepo, Jr., Director.   Mr. Restrepo has served as a member of our Board since August 2015. From 2006 until December 2015, Mr. Restrepo served as the Chairman of the board of directors of State Auto Financial Corporation, State Auto Property & Casualty Insurance Company and Milbank Insurance Company, each a wholly owned subsidiary of State Auto Financial Corporation, and of State Automobile Mutual Insurance Company, and from 2006 until May 2015, Mr. Restrepo served as the President and Chief Executive Officer of such companies. Mr. Restrepo serves as a member of the board of directors of RLI Corp. (NYSE: RLI), a property and casualty insurance company. During his career, Mr. Restrepo has held executive roles at Aetna Life & Casualty Company, Travelers Property and Casualty, The Hanover Insurance Group Inc. and Main Street America Group. Mr. Restrepo currently serves on the board of directors of The Larry H. Miller Group of Companies, Nuclear Electric Insurance Limited. Mr. Restrepo earned a Bachelor of Arts in English from Yale University.
We believe that Mr. Restrepo’s extensive knowledge of operations, marketing, sales, and general management of a property and casualty insurance company and valuable experience in corporate governance, acquisitions, strategic planning and leadership development qualify him to serve on our Board.

CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our shareholders. This section describes key corporate governance practices that we have adopted. We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”), which applies to all of our officers, directors and employees, Corporate Governance Guidelines, an Anti-Hedging Policy and charters for our audit committee, our compensation committee and our nominating and corporate governance committee. We have posted copies of our Code of Ethics, Corporate Governance Guidelines and Anti-Hedging Policy, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.majesco.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.
We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any shareholder upon written request to Majesco, 412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960, Attn: Investor Relations.
Director Independence and Controlled Company Status
Majesco Limited, a private limited company domiciled in, and organized under the laws of, India, owns a majority interest in us and we are a “controlled company” under the NYSE MKT Listing Rules. The “controlled company” exception eliminates the requirements that we have (a) a majority of independent directors on our Board and (b) compensation and nominating and corporate governance committees composed entirely of independent directors, as independence is defined in Rule 10A-3 of the Exchange Act and under the NYSE MKT Listing Rules. The “controlled company” exception does not modify the independence requirements for the audit committee, and we are in compliance with the requirements of the Sarbanes-Oxley Act and the NYSE MKT.
We currently have a majority (five) of independent directors on our Board. Our Board has determined that Dr. Maheshwari and Messrs. Gallegos, Isaac, Kanagat and Restrepo are independent as defined under the corporate governance rules of the NYSE MKT.
Our Board considered the following relationships in connection with these independence determinations. None of the relationships described below were considered material relationships that impacted or would impact the applicable director’s independence:
Service on Advisory Board.   Our Board considered the fact that, prior to his appointment to our Board, Dr. Maheshwari served as a member of our Board of Advisors from 2011 to 2014 and received compensation for his service on the Board of Advisors in an amount commensurate with that received by other members of our Board of Advisors. Such compensation was below the amount for which disclosure of a transaction with a related person would be required pursuant to Item 404(a) of Regulation S-K under the Securities Act for each applicable year. Dr. Maheshwari no longer serves on our Board of Advisors and no longer receives compensation for his services on our Board of Advisors.
Service as Director of Controlling Shareholder.   Our Board considered the fact that (i) Dr. Maheshwari currently serves as an independent director of Majesco Limited, the majority stockholder of Majesco, including as a member of the audit committee and corporate social responsibility committee of the board of directors of Majesco Limited and as chairman of the nomination, remuneration and compensation committee of Majesco Limited. However, no fees or expense reimbursements have been paid to Dr. Maheshwari by Majesco Limited since his appointment to the Majesco Limited board of directors in 2015; (ii) Dr. Maheshwari served as a non-executive director of Mastek Limited, including as a member of multiple committees of the board of directors of Mastek Limited and as chairman of the Nomination and Remuneration Committee of Mastek Limited. However, Dr. Maheshwari resigned from such board and committees effective June 1, 2015 and no fees or expense reimbursements were paid to Dr. Maheshwari by Mastek Limited since his appointment to the Mastek Limited board of directors in 2013; (iii) Mr. Kanagat currently serves as a non-executive director of Mastek Limited (including as Chairman of the Nomination and Remuneration Committee of Mastek Limited), and has received reimbursement of expenses related to entitlement to reimbursement for attending the board meetings; and (iv) Mr. Kanagat provided services as a consultant for Majesco from July 2011 to May 2012 but ceased providing services after May 2012 and Mr. Kanagat’s compensation for such services was below the amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Securities Act.
Immaterial Compensation Paid to Family Member.   Our Board considered the fact that Rita Kanagat, daughter of Mr. Kanagat, was employed from June 2013 to June 2014 by our subsidiary Majesco Software and Solutions Inc., and, from July 2014 to May 7, 2015, provided services to us as a consultant. Such compensation is below the amount for which disclosure of a transaction with a related person would be required pursuant to Item 404(a) of Regulation S-K under the Securities Act for each applicable year. Ms. Kanagat’s consulting agreement terminated on May 7, 2015 and she is no longer compensated by us or our affiliates.
If at any time we cease to be a “controlled company” under the NYSE MKT Listing Rules, our Board will take all action necessary to comply with the applicable the NYSE MKT Listing Rules, including establishing a compensation committee and a nominating and corporate governance committee composed entirely of independent directors, subject to any permitted “phase-in” periods under the NYSE MKT Listing Rules.
Board Leadership Structure and Role in Risk Oversight
The leadership structure of our Board is comprised of a Chairman position that is separate from the Chief Executive Officer position. Mr. Ketan Mehta currently serves as our President and Chief Executive Officer. Dr. Arun K. Maheshwari serves as the Chairman of our Board. Our Board believes that the separation of the chief executive officer and chairman positions is an important component of an effective board and that this structure benefits the interests of all stockholders. Our Board believes that Dr. Maheshwari’s in-depth knowledge of our business and its challenges, as well as his experience in the industry as a whole, make him the best qualified person to serve as Chairman. In his capacity as Chairman, Dr. Maheshwari, among other things, ensures that our Board provides effective monitoring and guidance as needed to the senior management team, guides the development of our strategic plans with defined objectives for senior management to achieve the goals set out in the strategic plans, provides support to the management team in developing effective investor relations strategy and communication plans and robust human resources strategies and policies to support the strategic plans. Our Board believes that this structure facilitates better communication between management and the Board.
Mr. Ketan Mehta, our President and Chief Executive Officer, also serves as a director. Our Board believes that Mr. Mehta’s service as a director enhances the Board’s oversight of our day-to-day operations and provides additional management expertise with respect to the complexities of our business.
If our Board convenes for a special meeting, the non-employee directors will meet in executive session if circumstances warrant. Dr. Maheshwari will preside over executive sessions of the non-employee directors of our Board.
One of the key functions of our Board is informed oversight of our risk management process and monitoring and assessing strategic risk exposure. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.
Our audit committee has the responsibility to discuss guidelines and policies governing the process by which senior management of Majesco and our relevant departments, including our internal auditing department, identify, assess and manage our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures. Our audit committee also has the responsibility to review major issues regarding accounting principles and financial statement presentations, including any significant changes in our selection or application of accounting principles, major issues as to the adequacy of our internal controls, any special steps adopted in light of material control deficiencies and compliance policies and programs. Our audit committee also reviews and approves all related party transactions.

Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices.
Our compensation committee is responsible for reviewing and evaluating annually our overall compensation structure and whether executive compensation arrangements are adequate in regards to costs of operations and competitiveness as well as whether they incentivize unnecessary or excessive risk taking by management.
Board Meetings
During the fiscal year ended March 31, 2016 (“FY 2016”), our Board held a total of six (6) meetings. All of the directors attended every meeting of our Board, except Mr. Ram was absent from one Board meeting. Our audit committee met seven (7) times, our compensation committee met four (4) times and our nominating and corporate governance committee met three times during FY 2016. All of the directors attended every meeting of such committees, except Mr. Ram was absent from one meeting of the nominating and corporate governance committee.
Board Committees
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our Board and is available on our website, www.majesco.com, under the “Investor Relations” section. The information contained in, or that can be accessed through, our website is not part of this proxy statement.
Audit Committee
Our audit committee consists of Dr. Maheshwari and Messrs. Gallegos, Restrepo and Kanagat, and is chaired by Mr. Gallegos. Our audit committee met seven (7) times during our fiscal year ended March 31, 2016. The primary purpose of our audit committee is to assist our Board in its oversight responsibilities relating to (i) the integrity of the financial statements of Majesco and its financial reporting process; (ii) internal and external auditing and the independent auditor’s qualifications and independence; (iii) the performance of Majesco’s internal audit function and independent auditors; (iv) the integrity of the Majesco’s system of disclosure controls and procedures and internal controls over financial reporting; (v) the compliance with ethical standards adopted by Majesco; (vi) the compliance by Majesco with legal and regulatory requirements, including applicable rules of the NYSE MKT, the Sarbanes-Oxley Act and other securities laws (collectively, the “Applicable Rules”); and (vii) the preparation of an audit committee report as required by the Applicable Rules to be included in Majesco’s proxy statement.
The audit committee has the following responsibilities, among other things:
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approving and retaining the independent auditors to conduct the annual audit of the books and records;

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reviewing the proposed scope and results of the audit;

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reviewing and pre-approving the independent auditor’s audit and non-audit services rendered;

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approving the audit fees to be paid;

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reviewing accounting and financial controls with the independent auditors and financial and accounting staff;

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reviewing and approving transactions between Majesco and its directors, officers and affiliates;

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recognizing and preventing prohibited non-audit services;

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establishing procedures for complaints received by Majesco regarding accounting matters;

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overseeing internal audit functions; and

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preparing the report of the Audit Committee that SEC rules require to be included in the special meeting proxy statement.

Our audit committee reviews with management and our independent auditors and approves all related party transactions or course of dealings. See “Certain Relationships and Related Party Transactions.”
Our Board has determined that each of the members of our audit committee is independent. See “Director Independence and Controlled Company Status” above.
The financial literacy requirements of the SEC also require that each member of our audit committee be able to read and understand fundamental financial statements. In addition, our Board has determined that each of Messrs. Gallegos, Maheshwari, Restrepo and Kanagat qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has financial sophistication in accordance with the NYSE MKT Listing Rules.
Compensation Committee
Our compensation committee consists of Messrs. Kanagat, Mehta and Isaac, and is chaired by Mr. Kanagat. Our compensation committee met four (4) times during our fiscal year ended March 31, 2016. The primary purpose of our compensation committee is to (i) review, evaluate and approve all compensation of executive officers, including the Chief Executive Officer; (ii) review, evaluate and make recommendations to our Board with respect to the compensation programs and polices applicable to our officers and directors, including all employee benefit plans and executive compensation plans; (iii) review and evaluate annually the overall compensation structure of Majesco as a whole and make recommendations to our Board with respect thereto; (iv) annually review and recommend to our Board for approval compensation and benefit programs for non-employee directors; and (v) prepare a report on executive compensation and review the annual Compensation Discussion and Analysis section of our proxy statement.
The functions of our compensation committee include, among other things:
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reviewing and approving the compensation arrangements for management, including the compensation for the chief executive officer;

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establishing and reviewing general compensation policies;

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administering our equity and non-equity incentive plans; and

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preparing any reports of the Compensation Committee that Majesco may be required by SEC rules to include in the proxy statement or other filings.

The compensation committee meets regularly in executive session but not less than three times per year. The compensation committee may request that any directors, officers or other employees of Majesco, or any other persons whose advice and counsel are sought by the compensation committee, attend any meeting of the compensation committee to provide such pertinent information as the compensation committee. Attendance by directors not appointed to the Committee is on a non-voting basis. In addition, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
The compensation committee is responsible for reviewing and evaluating annually the overall compensation structure of Majesco as a whole and whether executive compensation arrangements are adequate in regards to costs of operations and competitiveness as well as whether they incentivize unnecessary or excessive risk taking by management. The compensation committee makes recommendations to our Board on changes to executive compensation it deems appropriate based on this assessment.
The compensation committee also administers and exercises all authority (including the authority to grant equity awards) under our equity plans granted to the administering committee under any of our employee benefit plans and executive compensation plans and periodically reviews the operation of such plans.

Under the charter of the compensation committee, the compensation committee may form and delegate authority to subcommittees, when appropriate, to address specific issues identified by the compensation committee. During our fiscal year ended March 31, 2016, the compensation committee delegated the authority to grant awards to new hires (other than employees who are officers required to file reports of beneficial ownership under the Exchange Act), under our equity incentive plan pursuant to guidelines approved from time to time by the committee to a subcommittee of three non-directors. The subcommittee is required to report on all such grants to the compensation committee. In June 2016, our compensation committee also delegated authority to our President and Chief Executive Officer to approve the cash compensation of all executive officers (other than the Chief Executive Officer and our named executive officers (as defined below)).
Our compensation committee is not required to be fully independent due to our controlled company status. Our Board has determined that each of Messrs. Kanagat and Isaac is independent. Our President and Chief Executive Officer abstains and recuses himself from participating in any decision on equity grants under our equity incentive plan or bonuses for our named executive officers. See “Director Independence and Controlled Company Status” above.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Dr. Maheshwari and Messrs. Gallegos and Ram, and is chaired by Dr. Maheshwari. Our nominating and corporate governance committee met three (3) times during our fiscal year ended March 31, 2016. The primary purpose of our nominating and corporate governance committee is (i) to identify and evaluate individuals qualified to become Board members, consistent with criteria approved by our Board and our Corporate Governance Guidelines, and to recommend to the Board the director nominees for each annual meeting of our shareholders and from time to time fill vacancies on our Board; (ii) to develop and recommend to our Board Corporate Governance Guidelines applicable to our company, officers and directors, and to review and recommend to our Board any changes the nominating and corporate governance committee deems appropriate to such Corporate Governance Guidelines from time to time; (iii) to recommend to our Board director nominees for each Board committee and for the Chairperson of each committee; (iv) to oversee the annual performance evaluation of the Board and its committees and management; and (v) to take other actions as necessary to achieve the goals and responsibilities specified in the nominating and corporate governance committee charter.
The functions of our nominating and corporate governance committee include, among other things:
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assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our Board;

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identifying and nominating members of the Board;

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overseeing the evaluation of the Board and management;

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developing and recommending corporate governance guidelines to the Board;

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evaluating the performance of the members of the Board; and

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making recommendations to the Board as to the structure, composition and functioning of the Board and its committees.

Our nominating and corporate governance committee is not required to be fully independent due to our controlled company status. Our Board has determined that each of Dr. Maheshwari and Mr. Gallegos is independent. See “Director Independence and Controlled Company Status” above.
Code of Ethics for Employees, Executive Officers and Directors
Our Board has adopted our Code of Ethics applicable to all of our employees, executive officers and directors. The Code of Ethics is available on our website at www.majesco.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

Our Board is responsible for overseeing compliance with the Code of Ethics, and our Board or an appropriate committee thereof must approve any waivers of the Code of Ethics for employees, executive officers or directors. We disclose and intend to continue to disclose on our website any amendments to, or waivers from, our Code of Ethics that are required to be disclosed by law or the NYSE MKT Listing Rules.
Anti-Hedging Policy
Our Board believes that hedging transactions, while allowing holders to own Majesco securities without the full risks and rewards of ownership, potentially separate the holder’s interests from those of our security holders generally. As a result, our Board has adopted an anti-hedging policy pursuant to which no director or officer may, at any time, directly or indirectly, engage in any kind of hedging transaction that could reduce or limit such person’s holdings, ownership or interest in or to any common shares or other securities of Majesco, including without limitation outstanding stock options, deferred share units, restricted share units, or other compensation awards the value of which are derived from, referenced to or based on the value or market price of securities of Majesco.
Prohibited transactions include the purchase by a director or officer of financial instruments, including, without limitation, prepaid variable forward contracts, instruments for short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of Majesco.
Director Nomination Process
Identification and Evaluation of Nominees for Directors
The nominating and corporate governance committee considers candidates submitted by a variety of sources (including incumbent directors, shareholders, Majesco management and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board. If a vacancy arises or the Board decides to expand its membership, the nominating and corporate governance committee will ask each director to submit a list of potential candidates for consideration. The nominating and corporate governance committee will also consider potential nominees submitted by shareholders in accordance with the procedures set forth in our bylaws and other processes adopted from time to time for submission of director nominees by shareholders or potential nominees submitted by Majesco management. If the committee deems it necessary, it may also retain an independent third party search firm to provide potential candidates. The nominating and corporate governance committee has the sole authority to approve the search firm’s fees and other retention terms. The committee also has authority to obtain advice and assistance from legal, accounting or other advisors.
The committee will also consider potential nominees submitted by stockholders as required under applicable securities laws. The committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. The nominating and corporate governance committee seeks to identify and recruit the best available candidates, and intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board members, Majesco management, third party search firms or other sources.
Under our bylaws, shareholders wishing to suggest a candidate for director must write to our Corporate Secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2017 annual meeting, the recommendation must be received by our Corporate Secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Shareholder Proposals and Director Nominations for 2017 Annual Meeting of Shareholders.”
Such submissions must state the (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of each such person, (B) the principal occupation or employment of the nominee, (C) the number of shares of capital stock of the Majesco beneficially owned by the nominee, and a description of any and all Disclosable Interests (as that term is defined in our bylaws)

held by the nominee or to which the nominee is a party, (D) a description of all arrangements, understandings or compensation between or among any of  (i) the proposing shareholder, (ii) the nominee, (iii) each such shareholder Associated Person (as that term is defined in the Bylaws), and (iv) any other person or persons (naming such person or persons), in each case relating to the nomination or pursuant to which the nomination or nominations are to be made by the nominating shareholder and/or relating to the candidacy or service of the nominee as a director, (E) such other information concerning each such person as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person as a director, and must be accompanied by a consent, signed by the nominee to serve as a director of Majesco if elected, and (F) if the nominee or the nominating shareholder or any such shareholder Associated Person expresses an intention or recommendation that Majesco enter into a strategic transaction, any material interest in such transaction of each such proposed nominee, shareholder or shareholder Associated Person, including without limitation any equity interests or any Disclosable Interests held by each such nominee, shareholder or shareholder Associated Person in any other person the value of which interests could reasonably be expected to be materially affected by such transaction. To be proper notice, the shareholder’s notice must also include a written questionnaire completed by the proposed nominee with respect to the background and qualifications of such proposed nominee (which form of questionnaire shall be provided by the Secretary upon written request).
Director Qualifications
We do not have specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE MKT and securities laws applicable to “controlled companies”. Nominees for director are selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent and analytical inquiries, understanding of the business environment and willingness to devote adequate time to Board duties. Our nominating and corporate governance committee believes that each director should have a basic understanding of  (i) the principal operational and financial objectives and plans and strategies of Majesco, (ii) the results of operations and financial condition of Majesco and of any significant subsidiaries or business segments and (iii) the relative standing of Majesco and its business segments in relation to its competitors. When nominating a sitting director for re-election at an annual meeting, the nominating and corporate governance committee will consider the director’s performance on the Board and the director’s qualifications in respect of the foregoing.
The nominating and corporate governance committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee is of the view that the composition of our Board, as a whole, should reflect a mix of skills and expertise that are appropriate for our company given our circumstances and that, collectively, enables our Board to perform its oversight function effectively. Nominees are not discriminated against on the basis of race, color, national origin, gender, religion or disability.
Director Attendance at Annual Meetings
Our policy is that directors should attend our annual meetings of shareholders.
Shareholder Communications with our Board
Shareholders and other interested persons seeking to communicate with our Board must submit their written communications to our Senior Vice President of Finance, at Majesco, 412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960. Such communications must include the number of Majesco securities owned, beneficially or otherwise, by the person issuing the communication. Our Senior Vice President of Finance will forward such communications to the Chairman of the Board and to any individual member of our Board to whom any communication is specifically addressed. The Chairman of our Board (and any individual director to whom the communication was specifically addressed) will determine what further steps are appropriate depending on the facts and circumstances outlined in the communication.

Compensation of Non-Employee Directors
Our policy for compensation to non-employee directors for their services on our Board and its committees is as follows:
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$25,000 payable in cash annually, $6,250 per quarter;

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$75,000 payable in cash annually to the Chairman of the Board due to his additional duties on our Board, payable $18,750 per quarter;

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$250 for each meeting of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee attended by the members of such committees (other than for the Chairpersons of such committees);

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$1,250 for each meeting of the Audit Committee attended by the Chairperson of such committee due to his additional duties as committee chair;

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$750 for each meeting of the Compensation Committee and Nominating and Corporate Governance Committee attended by the Chairpersons of such committees due to their additional duties as committee chair;

Directors of Majesco are reimbursed for reasonable travel and other expenses in connection with attending meetings of our Board or its committees. In addition, on June 1, 2016, the Compensation Committee revised the non-employee director compensation policy to specifically provide that the Chairman of the Board would also reimbursed for travel expenses for reasonable trips to India or other geographic locations where Majesco has business or intends to build business. Such travel is deemed necessary for the Chairman of the Board to fulfill his duties to guide the development of our strategic plan. Employee directors do not receive any additional compensation for their service as directors. Our non-employee director compensation policy may be changed from time to time and is reviewed annually by the Compensation Committee. Our non-employee director compensation policy is currently under such annual review.
In addition, upon joining the Board, our Chairman of the Board received a grant of options to purchase 83,333 shares of common stock under the Majesco 2015 Equity Incentive Plan, which, subject to the Chairman’s continued service, vest 25% annually over four years. Upon joining the Board, each non-employee director receives a grant of options to purchase 33,333 shares of common stock under the Majesco 2015 Equity Incentive Plan, which, subject to the non-employee director’s continued service, vest 25% annually over four years.
The following table sets forth in summary form information concerning the compensation that we paid or awarded during our fiscal year ended March 31, 2016 to our non-employee directors. The compensation earned by Mr. Mehta, our President and Chief Executive Officer, for our fiscal year ended March 31, 2016 is included in “Executive Compensation — Summary Compensation Table” below.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. Arun Maheshwari	89,000	__	174,166	__	__	__	263,166
Earl Gallegos	27,250	__	69,666	__	__	__	96,916
Steven R. Isaac	19,750	__	69,666	__	__	__	89,416
Atul Kanagat	28,500	__	69,666	__	__	__	98,166
Sudhakar Ram	__	__	__	__	__	__	__
Robert R. Restrepo, Jr.	13,750	__	63,666	__	__	__	77,416

(1)
Amounts represent the grant date fair value of stock options granted during our fiscal year ended March 31, 2016, as calculated in accordance with FASB ASC Topic 718, Accounting for Stock Options and Other Stock-Based Compensation. See Note 16 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 for the assumptions used in calculating this amount.

As of March 31, 2016, the aggregate number of shares underlying stock options held by each non-employee director were as follows: Dr. Maheshwari: 83,333 (none of which were exercisable as of March 31, 2016); Mr. Gallegos: 33,333 (none of which were exercisable as of March 31, 2016); Mr. Isaac: 33,333 (none of which were exercisable as of March 31, 2016); Mr. Kanagat: 33,333 (none of which were exercisable as of March 31, 2016); and Mr. Restrepo: 33,333 (none of which were exercisable as of March 31, 2016).

AUDIT COMMITTEE REPORT
The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at www.majesco.com.
In the performance of its oversight function, the audit committee has reviewed and discussed our audited financial statements for the fiscal year ended March 31, 2016 with management and with our independent registered public accounting firm. In addition, the audit committee has discussed the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, with MSPC, our independent registered public accounting firm for the fiscal year ended March 31, 2016. The audit committee has also received and reviewed the written disclosures and the letter from MSPC required by the applicable requirements of the PCAOB and has discussed with MSPC their independence from us.
Based on the review and discussions referenced above, the audit committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016.
Audit Committee:
Earl Gallegos, Chairman
Dr. Arun Maheshwari
Atul Kanagat
Robert R. Restrepo, Jr.
The foregoing report of the audit committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS
The following are biographical summaries of our executive officers and their ages, except for Mr. Mehta, whose biography is included under the heading “Proposal 1: Election of Directors” set forth above:
Name	Age	Position(s)
Ketan Mehta	57	President and Chief Executive Officer
Farid Kazani	49	Chief Financial Officer and Treasurer
Edward Ossie	62	Chief Operating Officer
Chad Hersh	43	Executive Vice President, L&A Business
William Freitag	53	Executive Vice President, Consulting
Prateek Kumar	40	Executive Vice President, P&C Industry Leader
Manish D. Shah	44	Executive Vice President, Products
Tilakraj Panjabi	50	Executive Vice President, P&C Delivery for Majesco Software and Solutions India Private Limited, a wholly owned subsidiary of Majesco
Farid Kazani has served as CFO and Treasurer of Majesco since 2011. Mr. Kazani has served as Group CFO and Director of Finance of Mastek Limited since 2009. Mr. Kazani serves as a Managing Director of Majesco Limited. Mr. Kazani led the demerger of Mastek Limited’s insurance-related business which was completed in June 2015. Mr. Kazani has led acquisitions by Majesco and the listing of Majesco on NYSE MKT. Prior to joining Mastek Limited, Mr. Kazani served as CFO — India and Global Financial Controller for Firstsource Solutions Ltd., an IT-enabled services and business process outsourcing firm, where, among other things, he played a central role in the company’s initial public offering in 2007. Mr. Kazani’s earlier experience also includes positions with a number of large businesses in India, including RPG Enterprises, BPL Mobile, Marico Industries Ltd. and National Organic Chemical Industries Ltd. Mr. Kazani has over 24 years of professional experience in the field of corporate finance, including in strategic business planning, treasury and fund management, foreign exchange markets, mergers, acquisitions and divestments. He earned a Bachelor’s of Commerce from Mumbai University and holds qualifications as a Member of the Institute of Cost Accountants of India (Grad. CWA) and Chartered Accountant (ACA).
Edward Ossie has served as Majesco’s Chief Operating Officer (“COO”) since January 2015, responsible for driving the company’s growth, strategy, operational initiatives, marketing, partnerships and corporate development. Prior to joining Majesco, Mr. Ossie was Vice President and Director at Corum Group, a Seattle, WA-based global mergers and acquisitions advisory firm focused on the technology sector, from 2011 to 2014. In this role, he advised a number of high-growth technology businesses on how they might shape and scale their operations to achieve growth, relevance and profitability. From 2011 to 2014, Mr. Ossie also served on the Majesco North America Advisory Board, as well as on the board of directors of Majesco Software & Solutions from 2013 to January 2015. From 2001 – 2010, Mr. Ossie served in a variety of roles at London Stock Exchange-listed insurance software and business process services firm Innovation Group plc (“Innovation Group”), including Group President and COO, Technology Division, and also served as a member of the board of directors of Innovation Group from 2001 to 2005. From 1996 to 2001, Mr. Ossie was as CEO of MTW Corporation (“MTW”), also an insurance software and business process services company, and along with his investment partner, the Halifax Capital Group, led the sale of MTW to Innovation Group. Earlier in his career, Mr. Ossie spent 19 years at Texas Instruments, during the last four of which, he was Division Manager and Vice President for the Software Group, which grew from the scale of a start-up to 1,300 employees within the course of five years. Mr. Ossie has been Chairman of CertTech LLC from 2011 to present, and has served as a director of Social Security Solutions Inc. from 2011 to present. Mr. Ossie graduated with a Bachelor’s of Science degree from Missouri State University and has attended select Executive Programs at the Stanford University Graduate School of Business.

Chad Hersh has served as an Executive Vice President of Majesco since November 2014. In this role, Mr. Hersh leads Majesco’s L&A solutions business. Prior to joining Majesco, Mr. Hersh was a Senior Vice President in the insurance practice of The Nolan Company, a management consulting firm, from August 2014 through November 2014, and was a Managing Director at insurance technology industry analyst firm Novarica Inc. (“Novarica”) from 2008 to August 2014. At Novarica, Mr. Hersh was the primary researcher and author of market-leading reports on insurance core systems. Mr. Hersh has led many vendor selection projects for U.S. and international insurers during his work at Novarica and elsewhere. Previously, Mr. Hersh was employed by analyst firm Celent (a part of the Oliver Wyman Group) from 2003 to 2008, and served at American General Life Insurance Company and affiliates, including AIG’s domestic life insurance divisions, from 2000 to 2002 in positions of increasing responsibility, culminating as e-Business Director. Mr. Hersh began his career in IT and management consulting roles, including at Ernst & Young Consulting (now Capgemini) and Computer Sciences Corporation. He is a frequent speaker at industry conferences, including events by Insurance Accounting and Systems Association (IASA), Association for Cooperative Operations Research and Development (ACORD), Property Casualty Insurers Association of America (PCI) and LOMA. Mr. Hersh holds both a BA in Economics and an MS in Accounting with a Management Information Systems concentration from Rice University.
William (Bill) Freitag has served as Executive Vice President at Majesco since January 2015. In this role, he leads the consulting business at Majesco. Prior to joining Majesco, Mr. Freitag was CEO and managing partner of Agile Technologies LLC, a business and technology management consulting firm (“Agile”). Mr. Freitag joined Majesco in connection with the acquisition of the insurance IT consulting business of Agile in January 2015. Mr. Freitag founded Agile in 1997 to meet companies’ increasingly complex business processing and information technology requirements by providing dedicated consulting services, including business and IT strategy, process innovation, governance, project management, development, quality assurance and support services. Prior to founding Agile, Mr. Freitag was employed as Director of Crum & Foster from 1993 to 1997, during which period he played a key role in the divestiture of Crum & Foster from Xerox, managing the restructuring of an IT services business with approximately $70 million annual revenue specializing in commercial P&C insurance. In that position, he increased corporate earnings from an $11 million annual loss prior to the divesture to a $4 million annual net income within 3 years, customer satisfaction from 36 to 84 percent and employee satisfaction from 35 to 82 percent. Mr. Freitag also served as director of enterprise consulting for Computer Task Group, Inc., a professional services firm with 4,000 professionals in seven countries from 1989 to 1993. His 30 years of experience spans multiple industries, including insurance, financial services, pharmaceuticals and the public sector. He began his career as a systems engineer for RCA. Mr. Freitag has a B.S. in Mathematics from Fairfield University and has attended the Executive Education program at Harvard Business School.
Prateek Kumar has served as Executive Vice President at Majesco since February 2015, responsible for acquiring new customers and deepening relationships with customers across both the L&A and P&C lines of business. Mr. Kumar oversees sales, client relationships, pre-sales and new strategic initiatives. Prior to this, he served as Senior Vice President of Sales and Account Management from 2014 to February 2015, as Vice President from 2010 to 2014 and as Assistant Vice President of Majesco from 2008 to 2010 and, in both roles, was also responsible for acquiring new customers and deepening relationships with existing customers. Mr. Kumar was previously an Assistant Vice President with Systems Task Group (“STG”), an insurance software firm, from 2003 to 2008, when STG was acquired by Majesco. Prior to Majesco, Mr. Kumar worked as an IT consultant with the Exeter Group in the areas of IT strategy, planning and program management from 2000 to 2002. He holds a B.A. from Kurukshetra University (Kurukshetra, India) and an M.B.A. from Virginia Polytechnic Institute and State University.
Manish D. Shah has served as an Executive Vice President of Majesco since our merger with Cover-All Technologies, Inc. in June 2015. Mr. Shah served as a director and the President of Cover-All since November 2008 and as Chief Executive Officer from July 2013 until our merger with Cover-All. Mr. Shah served as Cover-All’s Chief Technology Officer from 2004 until his promotion to the position of Chief Executive Officer. Prior to joining Cover-All, Mr. Shah held several technology management positions at various companies such as Andersen Consulting, P&O Nedlloyd and Tata Consultancy Services in different industries for over 10 years. Mr. Shah has a B.S. in computer science from the M.S. University, India and an M.B.A. from the Columbia University.

Tilakraj Panjabi has served as Executive Vice President of IT for Majesco since November 2015. Prior to joining Majesco, Mr. Panjabi served as the Country Head of DST Worldwide Services Pvt. Ltd. India from June 2008 to October 2015. Mr. Panjabi was also a member of the board of directors of DST Worldwide Services Pvt. Ltd. India from July 2014 to October 2015. Mr. Panjabi earned a B.E. in Mechanical Engineering from the Government College of Engineering, Amravati and a M. Tech. in Management Studies from the Indian Institute of Science, Bangalore.

EXECUTIVE COMPENSATION
We are an emerging growth company and smaller reporting company and may take advantage of certain exemptions from various reporting requirements that are otherwise applicable to public companies that are not emerging growth companies or smaller reporting companies including, but not limited to reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a non-binding shareholder advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we no longer are an emerging growth company or smaller reporting company. See “Explanatory Note” above.
Our principal executive officer during our fiscal year ended March 31, 2016 and two other most highly compensated executive officers who were serving at the end of our fiscal year ended March 31, 2016 (whom we collectively refer to as our “named executive officers”) are:
•
Ketan Mehta — President and Chief Executive Officer

•
Manish D. Shah — Executive Vice President, Products

•
Prateek Kumar — Executive Vice President, P&C Industry Leader

Summary Compensation Table
The following table shows the annual compensation paid to or earned by our named executive officers for the fiscal years ended March 31, 2016 and March 31, 2015:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Ketan Mehta President and Chief Executive Officer	2016	350,000	—	—	348,334	55,034	—	753,368
	2015	300,000	—	—	—	—	—	300,000
Manish D. Shah(3) Executive Vice President, Products	2016	336,250	80,081(4)	—	174,166	68,718	3,937(5)	663,153
	2015	343,750	97,057	97,057	—	—	11,761	549,625
Prateek Kumar Executive Vice President	2016	300,000	—	—	174,166	112,726	2,472(6)	589,364
	2015	253,000	—	—	—	—	999	253,999

(1)
The amounts reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, Accounting for Stock Options and Other Stock-Based Compensation. See Note 16 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 for the assumptions used in calculating these amounts.

(2)
The amounts represent annual cash performance-based bonuses earned by our named executive officers pursuant to the achievement of certain company and individual performance objectives in the fiscal year under the Majesco Performance Bonus Plan. See “Majesco Performance Bonus Plan” below.

(3)
Mr. Manish Shah joined Majesco on June 29, 2015 upon consummation of the merger with Cover-All Technologies Inc. Amounts prior to June 29, 2015 relate to compensation earned by Mr. Shah while at Cover-All Technologies Inc.

(4)
This amount consists of the pro-rated bonus paid by Cover-all Technologies Inc. to Mr. Shah for his services at Cover-All Technologies Inc. for the period April 1, 2015 to the consummation of the merger with Majesco on June 29, 2015.

(5)
This amount reflects employer contributions to the 401(k) Plan of  $3,125 and an automobile allowance of  $812.

(6)
This amount consists of employer contributions to the 401(k) Plan on behalf of Mr. Kumar.

Majesco Performance Bonus Plan
Each of our named executive officers participates in and is eligible to receive a bonus under the Majesco Performance Bonus Plan (the “Performance Bonus Plan”). For our fiscal year ended March 31, 2016, the threshold, target and maximum bonus (as a percentage of base salary) that each of our named executive officers was eligible to receive is set forth in the table below:
Name	Threshold Bonus(1)	Target Bonus	Maximum Bonus
Ketan Mehta President and Chief Executive Officer	45%	50%	60%
Manish D. Shah(2) Executive Vice President, Products	27%	30%	39%
Prateek Kumar Executive Vice President, P&C Industry Leader	45%	50%	65%

(1)
The threshold bonus detailed here refers to the lowest percentage attainment with respect to a performance goal that the named executive officer could receive. Accordingly, a named executive officer could receive a bonus beneath this percentage if, for example, the named executive officer attained the threshold with respect to one target, but did not attain the threshold with respect to all other targets.

(2)
For Mr. Shah, the bonus percentages as a percentage of salary are based on the base salary that he received from Majesco of  $243,750 after Cover-All merged with Majesco on June 29, 2015.

The threshold bonus payable for any given target would occur if the given goal attained achievement of at least 90% of a given target. Once the 90% threshold is achieved, a named executive officer’s entitlement to a performance bonus with respect to such target would increase by 1% for each 1% of additional attainment against such goal up to 100% achievement of the target goal. For achievement of a given performance goal above target goal, the bonus payable would increase by 2% for each 1% of additional attainment against such goal up to the maximum.
For the fiscal year ended March 31, 2016, entitlement of Mr. Mehta to a performance-based bonus was based (i) 65% on the percentage achievement of  company performance-linked goals (order book, revenue and EBITDA margins) and (ii) 35% on the percentage achievement of individual performance goals (quality, client referencability, employee engagement and energy). Based on the compensation committee’s review of the Company and individual performance against these goals, Mr. Mehta received a bonus of approximately 63% of his Target Bonus or $55,304 for our fiscal year ended March 31, 2016.
For the fiscal year ended March 31, 2016, entitlement of Mr. Shah to a performance-based bonus was based (i) 35% on the percentage achievement of  company performance-linked goals (order book, revenue and EBITDA margins) and (ii) 65% on the percentage achievement of individual performance goals (foundation for robust product organization, quality and timeliness of product releases, establishment of synergy with Cover-All). As stated in the table above, Mr. Shah’s target bonus as a percentage of base salary was only determined against salary he received from Majesco (not including any base salary paid by Cover-All prior to the merger), or $243,750. Based on the compensation committee’s review of the Company and individual performance against these goals, Mr. Shah received a bonus of approximately 94% of his Target Bonus or $68,718 for our fiscal year ended March 31, 2016.
For the fiscal year ended March 31, 2016, entitlement of Mr. Kumar to a performance-based bonus was based (i) 30% on the percentage achievement of  company performance-linked goals (revenue and EBITDA margins), (ii) 50% on the percentage achievement of a North America-linked goals (order book) and (iii) 20% on the percentage achievement of individual performance goals (building robust sales engine and P&C strategy and positioning). Based on the compensation committee’s review of the Company and individual performance against these goals, Mr. Kumar received a bonus of approximately 75% of his Target Bonus or $112,726 for our fiscal year ended March 31, 2016.
Employment Agreements
We have employment and other service agreements with all of our named executive officers. The following is a summary of the material terms of each employment agreement.

Ketan Mehta
We entered into an employment letter agreement with Mr. Ketan Mehta as of September 4, 2013, pursuant to which Mr. Mehta was paid an annual base salary of  $350,000 for serving as our President and Chief Executive Officer during our fiscal year ended March 31, 2016. In addition, Mr. Mehta is eligible for a cash bonus pursuant to the Performance Bonus Plan. The agreement may be terminated by either party upon six months’ notice. In the event the agreement is terminated by us, Mr. Mehta will be entitled to notice pay, which would be equivalent to six months of his annual base salary.
The agreement contains certain confidentiality obligations and restrictive covenants, including covenants not to compete with us or our affiliates by soliciting our customers, prospective customers or strategic partners or soliciting persons who are or were within one year prior to such solicitation our employees or independent contractors. Such restrictive covenants remain in effect for a period of one year following Mr. Mehta’s separation of employment with us for any reason.
Manish D. Shah
On March 7, 2012, Cover-All Technologies Inc. entered into an employment agreement with Manish D. Shah, which was amended on July 1, 2013, and further amended on February 27, 2015 (the “Effective Date”) and assumed by Majesco in the merger with Cover-All Technologies Inc. in June 2015.
Under this agreement, Mr. Shah receives an annual base salary of  $336,250 (subject to increase from time to time in the Board’s sole discretion) plus benefits and the use of a company car, including maintenance and repair expenses in connection with the use of the car. Mr. Shah shall be eligible to earn an annual target bonus equal to 30% of his annual salary under the Performance Bonus Plan subject to the attainment of annual company and/or individual performance goals as determined by the Board.
The agreement is for a term of three years from the Effective Date, provided, however, that Mr. Shah may terminate the agreement for “Good Reason” (as defined in the agreement), or Majesco may terminate the agreement without “Cause” (as defined in the agreement), upon 10 business days’ written notice to the other party. Additionally, each of Mr. Shah and Majesco may terminate the agreement immediately at any time, for Cause or without Good Reason, as the case may be, upon written notice to the other party. The term shall automatically be extended for an additional one-year period on the third anniversary of the Effective Date and on each such subsequent anniversary date thereafter unless, not later than 90 days prior to any such anniversary, either party gives notice to the other party that the term shall not be extended or further extended beyond its then automatically extended term.
If we terminate Mr. Shah’s employment without Cause or if Mr. Shah terminates the agreement for Good Reason, Mr. Shah will be entitled to receive (i) any and all earned but unpaid annual salary and earned but unused vacation and other earned paid time off through and including the termination date; (ii) reimbursement for his unreimbursed business expenses incurred through and including the termination date; (iii) such employee benefits (including equity compensation), if any, as to which he may be entitled under our employee benefit plans as of the termination date; and (iv) a pro rata portion of the bonus payment based upon the number of days he was employed during the fiscal year for which such bonus is computed to the extent the goals applicable to such bonus are actually met for the fiscal year in question. In addition, he will be entitled to receive a severance payment equal to an amount by (x) dividing his highest annual salary over the past 12 months prior to an applicable termination of employment by twelve (12) to determine the monthly salary and then (y) multiplying such monthly salary by six (6). Payment of the severance payment is conditioned upon Mr. Shah’s timely execution and non-revocation, of a general release releasing Majesco from most claims.
The agreement also contains a confidentiality provision, a non-solicitation covenant and a mutual non-disparagement clause.
Prateek Kumar
We entered into an employment letter agreement with Mr. Kumar, dated April 11, 2003. Under this Agreement, Mr. Kumar received an annual base salary of  $300,000 during our fiscal year ended March 31, 2016. The employment letter agreement requires Mr. Kumar to provide two weeks’ prior written notice to us to terminate employment. The letter provides for a post-employment restrictive covenant not to solicit or accept business from any of our customers solicited or serviced by Mr. Kumar during his employment with us. This restrictive covenant remains in effect for a period of 12 months following Mr. Kumar’s termination of employment with us.
Potential Payments Upon a Termination or Change in Control
Each of our named executive officers is entitled to severance or notice pay in the event of a termination by us without cause. Mr. Shah is also entitled to severance in the event of a resignation by such named executive officer for good reason. The details of such severance arrangements are described above in the section titled “— Employment Agreements.”
Additionally, our compensation committee may in its sole discretion, cause any unvested equity awards to become vested and exercisable in whole or in part in the event of a change in control.
Equity Awards During Fiscal Years Ended March 31, 2016 and 2015
On June 29, 2015, we awarded Messrs. Mehta, Shah and Kumar options under the Majesco 2015 Equity Incentive Plan to purchase 166,667, 83,333 and 83,333 shares of our common stock, respectively, with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $348,334, $174,166 and $174,166, respectively. The options have an exercise price of  $4.92 per share and are subject to time-based vesting conditions as described below in the section titled “— Outstanding Equity Awards at Fiscal Year-End.”
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding option awards held by each of our named executive officers that were outstanding as of March 31, 2016. There were no stock awards or other equity investment plan awards outstanding as of March 31, 2016.
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Ketan Mehta President and Chief Executive Officer	—	166,667(1)	—	4.92	06/29/2025
Manish D. Shah Executive Vice President, Products	—	83,333(2)	—	4.92	06/29/2025
Prateek Kumar Executive Vice President, P&C Industry Leader	—	83,333(3)	—	4.92	06/29/2025

(1)
Options to purchase 166,667 shares of our common stock were granted to Mr. Mehta on June 29, 2015 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2016, none of the option shares were exercisable. The option, subject to Mr. Mehta’s continued employment, vests and becomes exercisable annually in equal installments over the four-year period following the grant date.

(2)
Options to purchase 83,333 shares of our common stock were granted to Mr. Shah on June 29, 2015 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2016, none of the option shares were exercisable. The option, subject to Mr. Shah’s continued employment, vests and becomes exercisable annually in equal installments over the four-year period following the grant date.

(3)
Options to purchase 83,333 shares of our common stock were granted to Mr. Kumar on June 29, 2015 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2016, none of the option shares were exercisable. The option, subject to Mr. Kumar’s continued employment, vests and becomes exercisable annually in equal installments over the four-year period following the grant date.

Retirement and Welfare Benefits
We maintain a 401(k) Plan in which our employees, including our named executive officers, who are 21 years of age or older, participate. Employees can contribute up to 75% of their eligible pay, subject to maximum amounts allowed under law. We provide matching contributions of 25% on the first 4% on contributions under the 401(k) Plan.
We also contribute to medical, disability and other standard insurance plans for all full-time employees, including our named executive officers.
Employee Stock Purchase Plan
We also maintain the Majesco Employee Stock Purchase Plan, or the ESPP, a broad-based employee plan in which our employees, including our named executive officers, may purchase our common stock at up to a 15% discount.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions during our fiscal years ended March 31, 2015 and March 31, 2016 to which we have been a party, in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.
Majesco Limited (“Majesco Limited”), a public limited company domiciled in India whose equity shares are listed on the BSE Limited (Bombay Stock Exchange) and the National Stock Exchange of India Limited currently owns 70.04% of our issued and outstanding common stock and Mastek (UK) Ltd., a private limited company organized under the laws of the United Kingdom (“Mastek UK”), currently owns 13.84% of our issued and outstanding common stock. Mastek UK is a wholly-owned subsidiary of Mastek Limited.
Since our listing on the NYSE MKT in June 2015, all related party transactions are reviewed and approved by our audit committee which is composed entirely of independent directors. Prior to June 2015, our Board reviewed and approved all of our related party transactions.
Services
To fulfill our respective customer contract obligations, we have historically contracted with Mastek Limited and its affiliates for customer-related services under these contracts. The following table sets forth the amounts paid by us for such services:
Payment by:	Fiscal Year Ended March 31, 2015	Fiscal Year Ended March 31, 2016
Majesco	$110,693	$—
Majesco Software and Solutions Inc.	25,550,711	—
Majesco Canada	673,346	—
Majesco UK	4,753,406	—
Majesco Malaysia	2,945,145	—
Majesco Thailand	—	—
Since the consummation of the de-merger from Mastek Limited, all of these agreements have become intracompany agreements among Majesco and its subsidiaries and are no longer agreements with Mastek Limited or its affiliates and no service payments are being made to Mastek Limited and its subsidiaries under these agreements.
Guarantees
We are beneficiaries of the following performance guarantees:
•
$5.0 million performance guarantee by Mastek Limited of our obligations under our credit facility with ICICI Bank. Majesco Limited has agreed to indemnify Mastek Limited against any payments made under this performance guarantee. In connection with the guarantee, Mastek Limited also entered into a subordination agreement with ICICI Bank.

•
$11.6 million performance guarantee by our subsidiary Majesco Software and Solutions India Private Limited (“MSSIPL”) of our subsidiary Majesco Canada’s obligations under its customer contract with the Independent Order of Foresters. Prior to the de-merger in 2015, MSSIPL was a subsidiary of Mastek Limited; and

•
$2.5 million guarantee by MSSIPL of our subsidiary Majesco Thailand’s obligations under its customer contract with Ocean Life Insurance Thailand Co. Ltd. Prior to the de-merger in 2015, MSSIPL was a subsidiary of Mastek Limited.

De-Merger
In connection with the de-merger from Mastek Limited, we made the following payments to Mastek Limited:
•
$724,666 for the purchase of Majesco Canada in September 2014;

•
$3,476,701 for the purchase of Majesco Malaysia and its 100% owned subsidiary, Majesco Thailand, in December 2014; and

•
$1,871,366 for the purchase of Mastek UK’s insurance software-related business in January 2015.

In connection with the de-merger from Mastek Limited, we paid $3,671,868 to Majesco Limited in consideration for the acquisition of the MSSIPL business.
Facility Leases
Our subsidiary in India, MSSIPL, has entered into a lease for its operations in Mahape, India, as lessee, with Majesco Limited as lessor. The approximate aggregate annual rent payable to Majesco Limited under this lease agreement is expected to be $1,218,000. The lease is effective June 1, 2015 and expires on May 31, 2020. MSSIPL paid Majesco Limited $1,068,429 in rent under the lease during the fiscal year ended March 31, 2016. MSSIPL may terminate the lease after three years with six months’ prior written notice to Majesco Limited. Majesco Limited may terminate the lease after five years with six months’ prior written notice to MSSIPL.
MSSIPL also entered into a lease for its operations in Pune, India, with Mastek Limited as lessor. The approximate aggregate annual rent payable to Mastek Limited under this lease agreement is expected to be $289,000. The lease is effective June 1, 2015 and expires on May 31, 2020. MSSIPL paid Mastek Limited $217,396 in rent under the lease during the fiscal year ended March 31, 2016. MSSIPL may terminate the lease after three years with six months’ prior written notice to Mastek Limited. Mastek Limited may terminate the lease after five years.
MSSIPL also entered into a lease for its operations in Ahmedabad, India, with Mastek Limited as lessor. The approximate aggregate annual rent payable to Mastek Limited under this lease agreement is expected to be $2,000. The lease was renewed in December 1, 2015 for a new term ending on October 31, 2016. MSSIPL paid Mastek Limited $1,779 and $517 in rent under the lease during the fiscal years ended March 31, 2016 and March 31, 2015, respectively. Either party may terminate the lease with 30 days’ prior written notice to the other party.
Joint Venture Agreement with Mastek UK
On September 24, 2015, MSSIPL and Mastek UK, entered into a Joint Venture Agreement (the “Joint Venture Agreement”) pursuant to which the two companies agreed to work together to deliver services to third parties under the terms of the Joint Venture Agreement, which services comprise the delivery of development, integration and support services to third parties by use of Mastek Limited’s development, integration and support methodologies and tools. The Joint Venture Agreement is effective September 24, 2015 and will remain in force, unless terminated by either party upon three months’ notice in writing to the other of its intention to terminate the Joint Venture Agreement. The consideration for each party’s performance of its obligations under the Joint Venture Agreement is the performance of the other’s obligations under the same Agreement, being services to the other. The services shall comprise in the case of Mastek Limited, Mastek Limited’s development, integration and support methodologies and tools and business development services. In the case of MSSIPL, the services comprise the provision of leading edge technical expertise and advice. The parties will also exchange technical, business and other information.

Share Purchase Agreement with Mastek Limited
On October 31, 2015, Majesco Sdn. Bhd., a company incorporated under the laws of Malaysia and wholly-owned subsidiary of Majesco (“Majesco Malaysia”), entered into a Share Purchase Agreement with Mastek Limited pursuant to which Majesco Malaysia purchased from Mastek Limited all of the issued and outstanding shares of Mastek Asia Pacific Pte. Limited, a company incorporated under the laws of Singapore, for a total cash purchase consideration of 381,800 Singapore Dollars (USD $276,000). The acquisition closed on November 1, 2015.
Services Agreement with Mastek UK
On December 2, 2015, Majesco UK Limited, a company registered in England and Wales wholly owned by Majesco (“Majesco UK”), entered into a Services Agreement with Mastek UK, pursuant to which Mastek UK provides certain corporate and operational support services to Majesco UK, including managed office accommodation and facilities; managed office IT infrastructure and networks; and corporate support services, insurance coverage and subscription to professional associations and publications. The charges for these core services will consist of a monthly charge of 13,000 UK Pounds (USD $20,000) and a pass through of actual costs of providing the services. Any support services by Mastek UK staff not included in the core services will be charged on a basis to be determined separately between both parties but before provision of such services. Either party may at any time, by notice in writing to the other party, terminate this agreement for breach or if the other party becomes subject to insolvency issues. Either party for any reason or no reason may terminate this agreement by providing the other party written notice of the termination ninety (90) days in advance. The Services Agreement contains customary representations, warranties and indemnities of the parties. The effective date of this Services Agreement is January 1, 2015. The amount paid for the fiscal years ended March 31, 2016 and March 31, 2015 were $203,000 and $147,000 respectively.
Services Agreement with Digility Inc.
On March 1, 2016, Majesco and Digility Inc., a Delaware corporation (“Digility”) wholly-owned by Mastek UK, entered into a Services Agreement (the “Services Agreement”), pursuant to which Majesco will provide certain management and operational support services to Digility, including managed office accommodation and facilities, managed office IT infrastructure and networks, and corporate support services.
The charges for these services will consist of an initial set-up fee of   $1,000, a monthly fee of   $3,750 and a pass through of actual costs of providing the services incurred in excess of the monthly fee. Either party may at any time, by notice in writing to the other party, terminate the Services Agreement for breach or if the other party becomes subject to insolvency issues. Either party for any reason or no reason may terminate the Services Agreement by providing the other party written notice of the termination thirty (30) days in advance. The Services Agreement contains customary representations, warranties and indemnities of the parties. The effective date of the Services Agreement is March 1, 2016. Digility paid Majesco $2,000 for services under this Services Agreement during the fiscal year ended March 31, 2016.
Sublease Agreement with Digility Inc.
On March 1, 2016, Majesco and Digility entered into a Sublease Agreement (the “Sublease Agreement”), pursuant to which Majesco will sublet the premises located on the first floor of 685 Route 202/206, Bridgewater, New Jersey to Digility. Digility will pay monthly $1,200 for rent to Majesco during the term of the Sublease Agreement. Digility will also reimburse Majesco for any costs charged by the landlord, Route 206 Associates, a New Jersey partnership, for additional services requested by Digility. The term of the Sublease Agreement will commence on March 1, 2016 and expire on July 31, 2017, unless terminated at an earlier date. Either party for any reason or no reason may terminate the Sublease Agreement by providing the other party written notice of the termination thirty (30) days in advance. The Sublease Agreement contains customary representations, warranties and indemnities of the parties. Majesco paid Digility $1,200 as rent under this Sublease Agreement during the fiscal year ended March 31, 2016.

Employment Agreements
We have entered into employment agreements with certain of our named executive officers that provide for salary, bonus and severance compensation. For more information regarding these employment agreements, see “Executive Compensation — Employment Agreements” and “Executive Compensation — Potential Payments Upon a Termination or Change of Control.”
Equity Issued to Executive Officers and Directors
We have granted equity incentives to our named executive officers and non-employee directors, as more fully described in “Executive Compensation — Employment Agreements,” “Executive Compensation — Equity Awards During Fiscal Years Ended March 31, 2016 and 2015” and “Proposal 1: Election of Directors — Corporate Governance — Compensation of Non-Employee Directors.”
Indemnification Agreements with our Directors and Officers
Our charter documents provide that we will indemnify our directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them because of having been a director or officer, if they acted in good faith and in a manner they reasonably believed to be in the best interests of Majesco, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.
In addition, we have entered into indemnification agreements (the “Majesco Indemnification Agreements”) with all of our officers and directors. These indemnification agreements supplement the indemnification rights under our charter documents and provide that we will, to the fullest extent permitted by law, indemnify such directors and officers against any and all expenses and liabilities incurred by each such indemnitees in the course of conduct of our business or the business of any of our affiliates. We will not be liable under the Majesco Indemnification Agreements to make any duplicate payment to any director or officer in respect of any expenses or liabilities to the extent such indemnitee has otherwise received payment under any insurance policy, our charter documents, other indemnity provisions or otherwise of the amounts which Majesco must otherwise pay under the Majesco Indemnification Agreements. In the event of an indemnification pursuant to the Majesco Indemnification Agreements, we may provide for and pay for the costs of the defense against any legal action in respect of liabilities as to which it has indemnified the director or executive officer, and the obligations to indemnify will continue to the extent provided in the indemnification agreements notwithstanding that the director or officer may no longer be a director or officer of Majesco. Further, pursuant to the Majesco Indemnification Agreements, we may maintain directors’ and officers’ liability insurance coverage.
We believe that these charter document provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our charter documents may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

PROPOSAL 2: RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected MSPC as the company’s independent registered public accounting firm for the fiscal year ending March 31, 2017 and our Board has directed that management submit the selection of the company’s independent registered public accounting firm for ratification by the shareholders at the 2016 Annual Meeting. Representatives of MSPC are expected to be present at the 2016 Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. MSPC was appointed to serve as our independent registered public accounting firm in November 2014.
Shareholder ratification of the selection of MSPC as the company’s independent registered public accounting firm is not required by California law or our charter documents. However, our Board is submitting the audit committee’s selection of MSPC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its shareholders.
Independent Registered Public Accountants’ Fees
The following table sets forth the aggregate fees billed by MSPC as described below:
Fee Category	2015	2016
Audit Fees	—	$135,000
Audit-Related Fees	—	$45,000
Tax Fees	—	$0
All Other Fees	—	$0
Total Fees	—	$180,000
Audit Fees:   Audit Fees consist of fees billed for professional services performed by MSPC for the audit of our annual financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our merger with Cover-All Technologies Inc.
Audit-Related Fees:   Audit Related Fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
Tax Fees:   Tax Fees may consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm. There were no such fees incurred by Majesco in the fiscal years ended March 31, 2016 and March 31, 2015.
All Other Fees:   There were no such fees incurred by Majesco in the fiscal years ended March 31, 2016 and March 31, 2015.
The audit committee has considered the services listed above to be compatible with maintaining MSPC’s independence.
Pre-Approval Policies and Procedures
In accordance with the Sarbanes-Oxley Act of 2002, as amended, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended March 31, 2016 and March 31, 2015, all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.
Recommendation of our Board
Our Board recommends a vote “FOR” the ratification of the selection of MSPC as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our capital stock outstanding as of the Record Date by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock;

•
each of our directors and director nominees;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

The percentage ownership information is based on 36,451,357 shares of common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Majesco, 412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960.
Name and Address of Beneficial Owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater shareholders:
Majesco Limited(1)	25,530,125	70.04%
Mastek Limited(2)	5,044,875	13.84%
Directors and Named Executive Officers:
Ketan Mehta(3)	42,667	*
Prateek Kumar(4)	36,779	*
Manish D. Shah(5)	225,914	*
Dr. Arun K. Maheshwari(6)	176,282	*
Earl Gallegos(7)	83,957	*
Steven R. Isaac(8)	17,933	*
Atul Kanagat(9)	8,333	*
Sudhakar Ram	—	—
Robert P. Restrepo, Jr.	—	—
All executive officers and directors as a group (14 persons)(10)	648,346	1.77%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Majesco Limited is a public limited company domiciled in India whose equity shares are listed on the BSE Limited (Bombay Stock Exchange) and the National Stock Exchange of India Limited.

Approximately 49.56% of the total capitalization of Majesco Limited is held by public shareholders, while approximately 50.44% is held by individual promoters and their family members as follows: (i) Sudhakar Ram: 13.41%; (ii) Ashank Desai: 14.94%; (iii) Ketan Mehta: 13.18%; and (iv) Radhakrishnan Sundar: 8.91%. No promoter, individually or with his family, holds the power to vote or dispose of the shares of Majesco owned by Majesco Limited or control over Majesco Limited. The address of Majesco Limited is MNDC, MBP-P-136, Mahape, Navi, Mumbai 400 710, Maharashtra, India.
(2)
Mastek Limited is a publicly traded company in India. Approximately 50.27% of the total capitalization of Mastek Limited is held by public shareholders, while approximately 49.73% is held by individual promoters and their family members as follows: (i) Sudhakar Ram: 13.22%; (ii) Ashank Desai: 14.73%; (iii) Ketan Mehta: 12.99%; and (iv) Radhakrishnan Sundar: 8.79%. No promoter, individually or with his family, holds the power to vote or dispose of the shares of Majesco owned by Mastek Limited or control over Mastek Limited. Mastek Limited’s interest in Majesco is held indirectly through Mastek Limited’s wholly owned subsidiary Mastek UK. The address of Mastek Limited is Unit 106, SDF 4, SEEPZ, Andheri (East), Mumbai 400 096, Maharashtra, India.

(3)
Includes 41,667 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(4)
Includes 20,833 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(5)
Includes 107,397 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(6)
Includes 102,920 shares held by the Vijaylakshmi Maheshwari Trust and 20,833 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(7)
Includes 8,333 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(8)
Includes 8,333 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(9)
Includes 8,333 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(10)
Includes 263,645 shares of common stock which the directors and executive officers have the right to acquire upon the exercise of stock options exercisable within 60 days of the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our directors and executive officers in preparing and filing such reports with the SEC. To our knowledge, based solely on our review of copies of the reports received by us, all such Section 16(a) filing requirements were met, except that the Form 3 for Mr. Jain, the Form 4 for Mr. Kumar’s purchases of common stock in August 2015, the Form 4 for Mr. Ossie’s purchases of common stock in June 2015 and August 2015, and the Form 4 for Mr. Freitag’s purchase of common stock in January 2016 were filed late.
SECURITIES AUTHORIZED FOR
ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plans as of March 31, 2016
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
• Majesco 2015 Equity Incentive Plan	2,513,449	$5.46	1,697,878
• Majesco Employee Stock Purchase Plan	$0(1)	$0	2,000,000
Equity compensation plans not approved by security holders	—	—	—
Total	2,513,449	$5.46	3,697,878

(1)
This amount excludes purchase rights under the Majesco Employee Stock Purchase Plan.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2017
ANNUAL MEETING OF SHAREHOLDERS
Proposals of shareholders intended to be presented at our 2017 annual meeting of shareholders must be received by us no later than March 3, 2017, which is 120 calendar days prior to date on which our proxy statement was released to shareholders in connection with the 2016 Annual Meeting, in order to be included in our proxy statement and form of proxy relating to the 2017 annual meeting of shareholders, unless the date of the 2017 annual meeting of shareholders is changed by more than 30 days from the anniversary of 2016 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.
In addition, our bylaws establish an advance notice procedure for nominations for election to our Board and other matters that shareholders wish to present for action at an annual meeting (other than those to be included in our proxy statement for which the deadline is as set forth above). In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of shareholders. Therefore, to be presented at our 2017 annual meeting of shareholders, such a proposal must be received by us no earlier than April 18, 2017 and no later than May 18, 2017. However, if the date of the annual meeting on a date that differs by more than 60 calendar days from such anniversary date, notice must be received not later than the close of business on the tenth day following the date on which public disclosure of the date of the Annual Meeting is made or given to shareholders.
Any proposals we do not receive in accordance with the above standards will not be voted on at the 2017 annual meeting of shareholders. Shareholders are advised to review our bylaws which also specify requirements as to the form and content of a shareholder’s notice.
Any proposals, notices or information about proposed director candidates should be sent to:
Majesco
412 Mount Kemble Ave, Suite 110C
Morristown, NJ 07960
Attention: Corporate Secretary

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple shareholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered shareholders and beneficial owners of shares held in street name.
Registered Shareholders
If you are a registered shareholder and have consented to householding, then we will deliver or mail one Notice or set of our proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (973) 461-5200 or by mail at 412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement, or Notice to a shareholder at a shared address to which a single copy of the documents was delivered.
If you are a registered shareholder who has not consented to householding, then we will continue to deliver or mail Notices or copies of our proxy materials, as applicable, to each registered shareholder residing at the same address. You may elect to participate in householding and receive only one Notice or set of proxy materials, as applicable, for all registered shareholders residing at the same address by providing notice to the Company as described above.
Street Name Holders
Shareholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.
ANNUAL REPORT
This proxy statement is accompanied by our 2016 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended March 31, 2016. The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at http://www.sec.gov and on our website at www.majesco.com. In addition, upon written request to the Company’s Corporate Secretary at 412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.
OTHER MATTERS
We do not know of any business that will be presented for consideration or action by the shareholders at the 2016 Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All shareholders are urged to complete, sign and return the proxy card.

aNNUal meeTiNG of shaReholdeRs of majesco august 16, 2016 NoTice of iNTeRNeT availaBiliTY of pRoXY maTeRial: The Notice of Meeting, proxy statement, Annual Report and proxy card are available at http://www.astproxyportal.com/ast/20143/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: The BoaRd of diRecToRs RecommeNds a voTe “foR” The elecTioN of diRecToRs aNd “foR” pRoposal 2. please siGN, daTe aNd ReTURN pRompTlY iN The
eNclosed eNvelope. please maRK YoUR voTe iN BlUe oR BlacK iNK as shoWN heRe x Please detach along perforated line and mail in the envelope provided. 00003333333300000000 4 081616 Go GReeN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. 1. Election of Directors: O E. James Harris Class II director O John W. Burton Class II director O Aubrey B. Smith, Jr. Class II director O David E. Browne Class II director 1. Election of Directors Nominees Dr. Arun K. Maheshwari Earl Gallegos Ketan Mehta Sudhakar Ram Atul Kanagat Steven R. Isaac Robert P. Restrepo, Jr. 2. To ratify the appointment of MSPC Certified Public Accountants and Advisors, P.C. as the Company’s independent registered public accounting firm for the current fiscal year ending March 31, 2017 Note: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees listed under proposal 1, and FOR proposal 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NomiNees:

14475 MAJESCO proxy for annual meeting of shareholders on august 16, 2016 This pRoXY is soliciTed oN Behalf of The BoaRd of diRecToRs The undersigned hereby appoints Farid Kazani and Lori Stanley, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Majesco, to be held at 11:00 AM Eastern Daylight Time on August 16, 2016 at the offices of Majesco, 412 Mount Kemble Avenue, Suite 110C, Morristown, NJ 07960 and at any adjournments or postponements thereof. For directions to the meeting please contact the company at 973-461-5200. This pRoXY, WheN pRopeRlY eXecUTed, Will Be voTed as diRecTed BY The UNdeRsiGNed. if No sUch diRecTioNs aRe made, This pRoXY Will Be voTed foR The elecTioN of The NomiNees lisTed oN The ReveRse side foR The BoaRd of diRecToRs aNd foR pRoposal 2. (continued and to be signed on the reverse side.) 1.1

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors Nominees Dr. Arun K. Maheshwari Earl Gallegos Ketan Mehta Sudhakar Ram Atul Kanagat Steven R. Isaac Robert P. Restrepo, Jr. 2. To ratify the appointment of MSPC Certified Public Accountants and Advisors, P.C. as the Company’s independent registered public accounting firm for the current fiscal year ending March 31, 2017 Note: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees listed under proposal 1, and FOR proposal 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. johN smiTh 1234 maiN sTReeT apT. 203 NeW YoRK, NY 10038 aNNUal meeTiNG of shaReholdeRs of majesco august 16, 2016 iNTeRNeT - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. mail - Sign, date and mail your proxy card in the envelope provided as soon as possible. iN peRsoN - You may vote your shares in person by attending the Annual Meeting. Go GReeN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. pRoXY voTiNG iNsTRUcTioNs Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. The BoaRd of diRecToRs RecommeNds a voTe “foR” The elecTioN of diRecToRs aNd “foR” pRoposal 2. please siGN, daTe aNd ReTURN pRompTlY iN The eNclosed eNvelope. please maRK YoUR voTe iN BlUe oR BlacK iNK as shoWN heRe x ------------------ ---------------- 00003333333300000000 4 081616 compaNY NUmBeR accoUNT NUmBeR NoTice of iNTeRNeT availaBiliTY of pRoXY maTeRial: The Notice of Meeting, proxy statement, Annual Report and proxy card are available at http://www.astproxyportal.com/ast/20143/ FOR AGAINST ABSTAIN